UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 10, 2021
Date of Report (date of earliest event reported)

COPART INC
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
				(Zip Code)
(972) 391-5000
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2021, the Board of Directors (the "Board") of Copart, Inc. (the "Company") amended the authorized number of directors of the Board fixed under its Bylaws from ten to eleven members, and unanimously elected Carl D. Sparks to fill the vacancy created thereby, effective September 10, 2021, to serve until the next meeting of the Company's stockholders, or until his respective successor is elected and qualified or his earlier resignation or removal.

Mr. Sparks has been named to serve on the Board's Audit Committee and Nominating and Governance Committee.

There was no understanding or arrangement between Mr. Sparks and any other person pursuant to which Mr. Sparks was appointed.

Mr. Sparks, 54, serves as Managing Partner of Interlock Partners, a venture capital firm based in Dallas, Texas, that focuses on early stage, transformative technology companies

Mr. Sparks has been provided the Company' s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.17 to the Company's Annual Report on Form 10-K (File No. 00-23255) filed with the Securities and Exchange Commission on October 1, 2012 and is incorporated herein in its entirety by reference. In addition, Mr. Sparks will receive compensation in accordance with the Company's standard arrangements for non-employee directors as disclosed in the Company's proxy statement filed with the Securities and Exchange Commission on November 6, 2020 (the "Proxy Statement"), as such arrangements may be amended from time to time.

Mr. Sparks is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cash and Equity Director Compensation Program for our Executive Chairman and Non-Employee Directors

As disclosed in the section entitled “Compensation of Directors and Executive Chairman” that begins on page 19 of the Proxy Statement, our executive chairman and each non-employee director receive an annual director’s fee of $70,000, payable in quarterly installments. Steven D. Cohan, who serves as chairman of the Company’s audit committee, receives an additional annual fee of $10,000, payable in quarterly installments.

In addition, as disclosed in the Proxy Statement, our executive chairman and each continuing non-employee director is eligible to receive an annual option grant of 25,000 shares under the Company’s Amended and Restated 2007 Equity Incentive Plan, on the date of the annual meeting of stockholders each year. Newly appointed non-employee directors are awarded an initial grant of 25,000 shares on the date of appointment and are not eligible for an additional grant until the fiscal year following their appointment. Each annual option grant and each initial grant is subject to the following vesting schedule: the shares subject to each option vest monthly over twelve (12) months from the date of grant, such that the options will be fully vested one year from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.
The non-employee directors are eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

As disclosed in the section entitled “Appointment of New Director” above and in connection with his appointment to the Board, Mr. Sparks, as a non-employee director, will receive compensation in accordance with the terms and conditions set forth in this section, as may be amended from time to time.

The press release announcing Mr. Sparks' appointment as a director is attached hereto as Exhibit 99.1 and incorporated by reference in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On September 10, 2021, in connection with Mr. Sparks' appointment to the Board, the Board amended the maximum number of directors of the Board fixed under its Bylaws from ten to eleven members. The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended effective as of September 10, 2021, a copy of which is filed as Exhibit 3.1 to this report and is hereby incorporated by reference into this Item 5.03.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
3.1	Amended Bylaws
99.1	Press Release, dated September 15, 2021, announcing the addition of Carl Sparks to the Copart, Inc. Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 16, 2021

COPART, INC.

By:	/s/ John North
John North
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Section 9 — Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amended Bylaws
99.1	Press Release, dated September 15, 2021, announcing the addition of Carl Sparks to the Copart, Inc. Board of Directors.